EXHIBIT 10.16

RECORDING REQUESTED

BY AND WHEN

RECORDED RETURN TO:

Robert L. Fernandez, Esq.

SONNENSCHEIN NATH &

ROSENTHAL LLP

233 S. Wacker Drive

Suite 7800

Chicago, IL 60606

MORTGAGE, SECURITY AGREEMENT AND

FIXTURE FILING

BY

KBSII 300 NORTH LASALLE, LLC,

a Delaware limited liability company,

as Borrower

TO

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Lender

July 29, 2010

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- ii -

- iii -

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS

Execution Date: July 29, 2010

Note: The promissory note dated as of the Execution Date made by Borrower to the order of Lender in the principal amount of Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00)

Lender & Address:	METROPOLITAN LIFE INSURANCE COMPANY 10 Park Avenue Morristown, New Jersey 07962
	Attention:	Senior Vice President Real Estate Investments Re: 300 N. LaSalle

With a copy to: Metropolitan Life Insurance Company 125 S. Wacker, Suite 1100 Chicago, Illinois 60606 Attention: Director

Borrower & Address:	KBSII 300 NORTH LASALLE, LLC, a Delaware limited liability company c/o KBS Capital Advisors, LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attn: Stacie Yamane

Liable Party & Address:	KBS REIT PROPERTIES II, LLC c/o KBS Capital Advisors, LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660

County and State in which the Property is located: Cook County (“County”), State of Illinois (“State”)

Use: Class A+ office building containing approximately 1,302,901 square feet and containing approximately 232 parking space inside a three (3) level underground parking garage.

Insurance: Commercial General Liability	$50,000,000.00

Address for Insurance Notification:	Metropolitan Life Insurance Company, its affiliates and/or successors and assigns 10 Park Avenue Morristown, New Jersey 07962 Attention: Insurance Manager

Loan Documents: The Note, this Mortgage and any other documents related to the Note and/or this Mortgage and all renewals, amendments, modifications, restatements and extensions of these documents.

Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower and Liable Party in favor of Lender.

Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party. The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents.

This MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is entered into as of the Execution Date by Borrower to Lender with reference to the following Recitals:

RECITALS

A. This Mortgage secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Lender, and any other amounts required to be paid by Borrower under any of the Loan Documents, (collectively, the “Secured Indebtedness”, and sometimes referred to as the “Loan”) and (2) the full performance by Borrower of all of the terms, covenants and obligations set forth in any of the Loan Documents.

B. Borrower makes the following covenants and agreements for the benefit of Lender or any party designated by Lender, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors (all of which are collectively referred to as, “Lender”).

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower agrees as follows:

ARTICLE I

GRANT OF SECURITY

Section 1.01 REAL PROPERTY GRANT. Borrower irrevocably sells, transfers, mortgages, bargains, grants, conveys, assigns and warrants to Lender, its successors and assigns, all of Borrower’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(1) that certain real property located in the County and State which is more particularly described in Exhibit “A” attached to this Mortgage or any portion of the real property; all easements, rights of way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Borrower with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);

(2) all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(3) all present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Borrower, any advance payment of real estate taxes or assessments, or insurance premiums made by Borrower and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Borrower in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Mortgage (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(4) all damages, payments and revenue of every kind that Borrower may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(5) all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(6) all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

(7) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

TO HAVE AND TO HOLD the Real Property, unto Lender, its successors and assigns, forever subject to the terms, covenants and conditions of this Mortgage.

Section 1.02 PERSONAL PROPERTY GRANT. Borrower irrevocably sells, transfers, grants, conveys, assigns and warrants to Lender, its successors and assigns, a security interest in Borrower’s interest in the following personal property which is collectively referred to as “Personal Property”:

(1) any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to,

appurtenant to, or used in the construction or operation of, or in connection with, the Real Property, to the extent owned by Borrower;

(2) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Borrower in common with others and all documents of membership in any owner’s association or similar group;

(3) all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Borrower relating to the plans and specifications or to the construction of the Improvements;

(4) all equipment, machinery, fixtures, goods, accounts, general intangibles, letter of credit rights, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of the these items;

(5) all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and

(6) all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

Section 1.03 CONDITIONS TO GRANT. If Borrower shall pay to Lender the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Borrower shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents, then this Mortgage and all the rights granted by this Mortgage shall be released by Lender in accordance with the laws of the State.

ARTICLE II

BORROWER COVENANTS

Section 2.01 DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a) Borrower represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Borrower requiring further consent for such action by any other entity or person.

(b) Borrower represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c) Borrower represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Borrower’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

(d) Borrower represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Borrower and constitute valid and binding obligations of Borrower which are enforceable in accordance with their terms.

Section 2.02 PERFORMANCE BY BORROWER. Borrower shall pay the Secured Indebtedness to Lender and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

Section 2.03 WARRANTY OF TITLE.

(a) Borrower warrants that it holds good and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B 1 of the title insurance policy or policies which have been approved by Lender (the “Permitted Exceptions”). The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens, other than (i) real estate taxes for calendar year 2010, that have accrued, but are not yet due and payable, (ii) that certain mechanic’s lien claim filed by Pace Systems, Inc., recorded November 16, 2009, as Document No. 0932029071 in the claimed amount of $978,208.55, which lien claim has been affirmatively insured over for the benefit of Lender by Chicago Title Insurance Company, and (iii) that certain mechanic’s lien claim filed by Automated Logic Chicago, recorded July 13, 2009, as Document No. 0919413010 in the claimed amount of $14,945.00, which lien claim has been affirmatively insured over for the benefit of Lender by Chicago Title Insurance Company.

(b) Borrower further covenants to warrant and forever defend Lender from and against all persons claiming any interest in the Property.

Section 2.04 TAXES, LIENS AND OTHER CHARGES.

(a) Unless otherwise paid to Lender as provided in Section 2.05, Borrower shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). The Impositions shall be paid not later than ten (10) days before the dates on which the particular Imposition would become delinquent and Borrower shall produce to Lender receipts of the imposing authority, or other evidence reasonably satisfactory to Lender, evidencing the payment of the Imposition in full. If Borrower elects by appropriate legal action to contest the amount or validity of any Imposition, Borrower shall first deposit cash with Lender as a reserve in an amount which Lender reasonably determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Borrower deposits this sum with Lender, Borrower shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Borrower shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.01), the monies which have been deposited with Lender pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Borrower.

(b) In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Lender, at Lender’s option, the Secured Indebtedness shall immediately become due and payable. Notwithstanding the preceding sentence, the Lender’s election to accelerate the Loan shall not be effective if (1) Borrower is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Borrower agrees in writing to pay or reimburse Lender in accordance with Section 11.06 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

Section 2.05 ESCROW DEPOSITS. Without limiting the effect of Section 2.04 and Section 3.01, Borrower will begin making monthly deposits of all real estate and other taxes, assessments (collectively, “Impositions”) and insurance premiums required under this Mortgage (“Premiums”) upon the occurrence of any of the following: (i) there is an Event of Default in existence under the Loan Documents, the Guaranty or the Indemnity Agreement; (ii) Borrower no longer owns the Property; (iii) there has been a change (other than a change expressly permitted in Sections 10.01(b), 10.01(d) and 10.05 herein) in the Borrower or in the general partners, stockholders or members of Borrower or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Borrower; (iv) with respect to Impositions or Premiums, or both, as the case may be, such deposits are required in connection with a securitization or participation of the Loan; or (v) with respect to Premiums only, at any time Borrower fails to furnish Lender, not later than thirty (30) days before the dates on which any Premiums would become delinquent, receipts for the payment of such Premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy. In the event deposits of Impositions and/or Premiums are required pursuant to this Section 2.05, Borrower will make monthly deposits of all Impositions and/or Premiums, as applicable, in an amount equal to one-twelfth (1/12) of the annual charges for these items as reasonably estimated by Lender until such time as Borrower has deposited an amount equal to the annual charges for these items. The deposits shall be held by Lender without interest being payable to Borrower and Lender may commingle the deposits with other funds of Lender.

Section 2.06 CARE AND USE OF THE PROPERTY.

(a) Borrower represents and warrants to Lender as follows:

(i) All authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

(ii) The Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Borrower shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Borrower shall furnish Lender, on request, proof of compliance with the Requirements. Borrower shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

(iii) Borrower has complied with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Borrower and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Borrower, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.

(iv) Borrower shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Lender.

(v) The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Mortgage.

(vi) Construction of the Improvements on the Property is complete.

(vii) The Property is in good repair and condition, free of any material damage.

(b) Upon prior written notice, Lender shall have the right, at any time and from time to time during normal business hours, to enter the Property in order to ascertain Borrower’s compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants, subject to the rights of tenants under their Leases. Borrower shall reasonably cooperate with Lender performing these inspections.

(c) Borrower shall use, or cause to be used, the Property continuously for the Use. Borrower shall not use, or permit the use of, the Property for any other use without the prior written consent of Lender. Borrower shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so-called “condominium regime” whether superior or subordinate to this Mortgage and Borrower shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.

(d) Without the prior written consent of Lender, Borrower shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the

Property or seek any variance under existing zoning ordinances (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.

(e) As of the date of this Mortgage, Borrower has not entered into any leasing agency or leasing services agreement for the Property and Borrower covenants not to enter any such agreement until after the date of this Mortgage.

Section 2.07 COLLATERAL SECURITY INSTRUMENTS. Borrower covenants and agrees that if Lender at any time holds additional security for any obligations secured by this Mortgage, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Mortgage. Lender may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Mortgage, and without waiving any breach or default of Borrower under this Mortgage or any other Loan Document.

Section 2.08 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a) Borrower shall immediately notify Lender of the commencement, or receipt of written notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Lender under the Loan Documents (collectively, “Actions”). Borrower shall appear in and defend any Actions.

(b) Lender shall have the right following written notice to the Liable Party, at the cost and expense of Borrower, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Lender under the Loan Documents. Any money paid by Lender under this Section shall be reimbursed to Lender in accordance with Section 11.06 hereof.

Section 2.09 LIENS AND ENCUMBRANCES. Without the prior written consent of Lender, to be exercised in Lender’s sole and absolute discretion, other than the Permitted Exceptions, Borrower shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Mortgage (collectively, “Liens and Encumbrances”). If any Liens and Encumbrances are recorded against the Property or any part of the Property, Borrower shall obtain a discharge and release of any Liens and Encumbrances within fifteen (15) business days after receipt of notice of their existence (subject to Borrower’s right to contest the same pursuant to the terms of Section 2.04(a) above).

ARTICLE III

INSURANCE

Section 3.01 REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a) During the term of this Mortgage, Borrower at its sole cost and expense must provide insurance policies and certificates of insurance for types of insurance described below all of which must be reasonably satisfactory to Lender as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages. In no event shall such policies be terminated or otherwise allowed to lapse. Borrower shall be responsible for its own deductibles. Borrower shall also pay for any insurance, or any increase of policy limits, not described in this Mortgage which Borrower requires for its own protection or for compliance with government statutes. Borrower’s insurance shall be primary and without contribution from any insurance procured by Lender including, without limitation, any insurance obtained by Lender pursuant to Section 3.01(d) hereof.

Policies of insurance shall be delivered to Lender in accordance with the following requirements:

(1) Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,” in each case (i) in an amount equal to 100% of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $250,000.00; and (iv) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Lender or if any of the Improvements or the use of the Property constitute non-conforming structures then in the amount of 100% of the Full Replacement Cost. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Borrower and approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed) or by an engineer or appraiser in the regular employ of the insurer. The “Full Replacement Cost” for purposes of this Article III shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.

(2) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Mortgage to the extent available.

(3) Business Income insurance in an amount sufficient to prevent Borrower from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover two (2) year’s “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity of 12 months. The amount of such insurance shall be increased from time to time during the terms of this Mortgage as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income form occupancy the Property increases to reflect such rental increases. “Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Borrower, (iii) the fair market rental value of any portion of the Property which is occupied by Borrower, and (iv) any other amounts payable to Borrower or to any affiliate of Borrower pursuant to leases.

(4) If Lender determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Borrower will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) “Full Replacement Cost” or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

(5) During the period of any construction or renovation or alteration of the Improvements, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed) including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.

(6) Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

(7) Boiler & Machinery, or Equipment Breakdown Coverage, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

(8) Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Lender.

(9) Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Borrower, Borrower’s employees or Borrower’s agents in connection with the Property.

(10) Environmental Liability Insurance insuring against third party bodily injury and property damage resulting from contamination of the Property by Hazardous Materials, including contamination caused by Hazardous Materials migrating from adjacent or nearby properties, with a limit of not less than $5,000,000.00 per occurrence and $25,000,000.00 in the aggregate.

(11) Such other insurance (i) as may from time to time be required by Lender to replace coverage against any hazard, which as of the date hereof is insured against under any of the insurance policies described in Subsections (a)(1) through (a)(9) of this Section 3.01, and (ii) as may from time to time be reasonably required by Lender against other insurable hazards, including, but not limited to, vandalism, earthquake (only to the extent the Property is located in UBC Zones 3 and 4), environmental, sinkhole and mine subsidence; provided that any such insurance required by Lender under this subsection is commercially available.

(b) Lender’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.01 as follows:

(1) The policies of insurance referenced in Subsections (a)(1), (a)(3), (a)(4), (a)(5) and (a)(7) of this Section 3.01 shall identify Lender under the New York Standard Mortgagee Clause (non-contributory) endorsement.

(2) The insurance policies referenced in Sections 3.01(a)(2) and 3.01(a)(9) shall name Lender as an additional insured.

(3) The policies of insurance referenced in Section 3.01(a)(8) shall name Lender in such form and manner as Lender shall reasonably require.

(4) All of the policies referred to in Section 3.01 shall provide for at least thirty (30) days’ written notice to Lender in the event of policy cancellation and/or material change.

(c) All the insurance companies must be authorized to do business in New York State and the State and be approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed). The insurance companies must have (i) a company rating of “Excellent”, (ii) a general policy rating of “A” or better and (iii) a financial class of X or better, each as determined by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors. So called “Cut-through” endorsements shall not be permitted. If there are any Securities (as defined in Section 12.01) issued with respect to this Loan which have been assigned a rating by a credit rating agency approved by Lender (a “Rating Agency”), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities. Borrower shall deliver evidence reasonably satisfactory to Lender of payment of premiums due under the insurance policies.

(d) Certified copies of the policies, and any endorsements, shall be made available for inspection by Lender upon request. If Borrower fails to obtain or maintain insurance policies and coverages as required by this Section 3.01 (“Required Insurance”) then Lender shall have the right but shall not have the obligation immediately, to procure any Required Insurance at Borrower’s cost.

(e) Borrower shall be required during the term of the Loan to continue to provide Lender with original renewal policies or replacements of the insurance policies referenced in Section 3.01(a). Lender may accept certificates of insurance evidencing insurance policies referenced in Subsections (a)(2), (a)(4), and (a)(6) of this Section 3.01 instead of requiring the actual policies. Lender shall be provided with renewal certificates of insurance, or binders, not less than ten (10) days prior to each expiration. The failure of Borrower to maintain the insurance required under this Article III shall not constitute a waiver of Borrower’s obligation to fulfill these requirements.

(f) All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Lender’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Lender.

Section 3.02 ADJUSTMENT OF CLAIMS. Borrower hereby authorizes and empowers Lender to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property to the extent such claims exceed $250,000.00, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction.

Section 3.03 ASSIGNMENT TO LENDER. In the event of the foreclosure of this Mortgage or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Borrower in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property shall pass to the transferee of the Property.

ARTICLE IV

BOOKS, RECORDS AND ACCOUNTS

Section 4.01 BOOKS AND RECORDS. Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and furnish to Lender:

(a) quarterly certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.02) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within forty-five (45) days after the end of each fiscal quarter;

(b) a quarterly operating statement of the Property and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form required by Lender, and if available, any quarterly operating statement prepared by an independent certified public accountant, within forty-five (45) days after the close of each fiscal quarter of Borrower;

(c) unaudited annual financial statements of Borrower in the form required by Lender, prepared and certified by Borrower, within ninety (90) days after the close of each fiscal year of Borrower;

(d) certified financial statements for Liable Party prepared by an authorized representative approved by Lender and certified by Liable Party, within one hundred twenty (120) days after the close of each fiscal year of the Liable Party; provided, however, that in the event that audited financial statements for Liable Party are prepared by an independent certified public accountant, Borrower shall promptly deliver Lender a copy of said audited financials statements of Liable Party;

(e) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming one (1) year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year; and

(f) an annual ARGUS© valuation file in electronic form which includes, without limitation, a then current roll, all income of the Property and all Property expenses within ninety (90) days after the close of each fiscal year of Borrower.

Section 4.02 PROPERTY REPORTS. Upon request from Lender or its representatives and designees, Borrower shall furnish in a timely manner to Lender:

(a) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information reasonably requested by Lender, in reasonable detail and certified by Borrower (or an officer, general partner, member or principal of Borrower if Borrower is not an individual) under penalty of perjury to be true and complete, but no more frequently than quarterly; and

(b) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

Section 4.03 ADDITIONAL MATTERS.

(a) Borrower shall furnish Lender with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender or the rating agencies in form and substance reasonably satisfactory to Lender or the rating agencies.

(b) Borrower shall furnish Lender and its agents convenient facilities for the examination and audit of any such books and records.

(c) Lender and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Borrower, the Liable Party or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates or any guarantor or indemnitor where the books and records are located. Lender shall have the right upon written notice to make copies and extracts from the foregoing records and other papers. To the extent that Borrower’s or any guarantor’s financial statements are consolidated with those of a constituent partner, member or affiliate, Lender shall have the right upon prior written notice to examine and audit the records, books, management and other papers of such constituent partner, member or affiliate which reflect upon Borrower’s or any guarantor’s financial condition and/or the income, expenses and operations of the Property.

ARTICLE V

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.01 BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows:

(a) There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on Exhibit B to the Assignment of Leases and Borrower has delivered to Lender true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Guaranties”).

(b) Except as disclosed in that certain Disclosure Notice and Acknowledgment from Borrower for the benefit of Lender of even date herewith (the “Disclosure Notice”), there are no defaults by Borrower under the Existing Leases and Guaranties and, to the best knowledge of Borrower, there are no defaults by any tenants under the Existing Leases or any guarantors under the Guaranties. The Existing Leases and the Guaranties are in full force and effect.

(c) Except as disclosed in the Disclosure Notice, to the best knowledge of Borrower, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(d) Except as disclosed in the Disclosure Notice, no Existing Leases may be amended, terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation.

Section 5.02 ASSIGNMENT OF LEASES. In order to further secure payment of the Secured Indebtedness and the performance of Borrower’s obligations under the Loan Documents, Borrower absolutely, presently and unconditionally grants, assigns and transfers to Lender all of Borrower’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Guaranties affecting the Property and (ii) all of the future leases, lease amendments, guaranties and amendments of guaranties and (iii) the Rents and Profits. Borrower acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an

Event of Default occurs. The Existing Leases and Guaranties and all future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases”.

Section 5.03 PERFORMANCE OF OBLIGATIONS.

(a) Borrower shall perform all obligations under any and all Leases, including, without limitation, the obligation to pay any and all tenant improvement allowances, abatements, inducements or other concessions due to tenants under Leases as more particularly set forth in the Disclosure Notice. If any of the acts described in this Section are done without the written consent of Lender, at the option of Lender, they shall be of no force or effect and shall constitute a default under this Mortgage.

(b) Borrower agrees to furnish Lender executed copies of all future Leases. All future Leases or any extension of any Existing Lease must comply with the Leasing Guidelines which are attached to this Mortgage as Exhibit “B”.

Section 5.04 SUBORDINATE LEASES. All existing Leases with respect to which a Subordination, Non-Disturbance and Attornment Agreement (each, an “SNDA”) is entered into with Lender shall be subordinate to the lien of this Mortgage and shall provide that Lender may elect to make the Lease superior to this Mortgage and to require the tenant to attorn to Lender. Each future Lease affecting the Property shall be absolutely subordinate to the lien of this Mortgage and Borrower shall use commercially reasonable efforts to include in each future Lease a provision or provisions, satisfactory to Lender, to the effect that (i) in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser, and (ii) if requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. Borrower shall notify Lender in writing of any future Leases that do not include the foregoing provisions. As to any future Lease, if Lender requests a subordination and attornment agreement due to said Lease not containing the provisions set forth in clauses (i) and (ii) hereinabove, Borrower shall use commercially reasonable efforts to cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreement with Lender on forms which have been approved by Lender, in its reasonable discretion. After the Execution Date, Lender may, at its election, provide a non-disturbance agreement to any tenant. Any tenant to whom non-disturbance is granted, either before or after the Execution Date, shall execute Lender’s standard form of non-disturbance agreement, with such changes as shall be approved by Lender, in its reasonable discretion. For any Lease entered into in accordance with the Leasing Guidelines and which does not require any changes to Lender’s standard form of non-disturbance agreement, a fee of $1,000 shall be paid to Lender; and with respect to any Lease requiring Lender’s approval or requiring changes to Lender’s standard form of non-disturbance agreement, a fee of $3,000 shall be paid to Lender and if Lender elects to retain special counsel the fees of special counsel must be paid by Borrower.

Section 5.05 LEASING COMMISSIONS. Borrower covenants and agrees that all future contracts and agreements relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Lender and (ii) be subordinate to the lien of this Mortgage. Lender will be provided evidence of Borrower’s compliance with this Section upon written request.

Section 5.06 LEASING CONSENTS. With regard to any Lease requiring Lender’s approval under this Article V, each request for the approval of such Lease shall be in writing and shall be delivered to lender by certified mail or overnight delivery service and such written request must be accompanied by (a) the proposed final draft of the Lease (the “Final Lease Draft”), together with (b) a redline of the proposed Final Lease Draft as compared against the form of lease previously approved by Lender, and (c) such request shall include the following statement on the first page in all capital letters and boldface type: “YOUR FAILURE TO RESPOND TO BORROWER’S REQUEST FOR FINAL APPROVAL OF THE MATTER DESCRIBED HEREIN RELATING TO A LEASE AT 300 NORTH LASALLE STREET, CHICAGO, ILLINOIS 60654, [APPLICABLE LOAN NUMBER], AS SET FORTH HEREIN WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED TO CONSTITUTE METLIFE’S APPROVAL OF SUCH REQUEST.” If Lender shall not have delivered a notice of approval or disapproval to the Borrower within such five (5) business days after receipt by Lender of said request and all other information required herein, Lender shall be deemed to have approved such Lease. In the event substantive changes materially affecting landlord and/or Lender position as landlord or potential landlord under the Lease are made to the proposed Final Lease Draft after the date such draft was delivered and approved by Lender, Borrower shall deliver, for Lender’s approval a copy of the latest proposed lease draft together with a redline to the version last viewed and approved by Lender, and such process for approval outlined in this Section 5.06 shall be followed for each such approval. A final signed version of any Lease shall be delivered to Lender within a reasonable time after such execution.

ARTICLE VI

ENVIRONMENTAL HAZARDS

Section 6.01 REPRESENTATIONS AND WARRANTIES. Borrower hereby represents, warrants, covenants and agrees to and with Lender that (i) based on Borrower’s knowledge and on that certain Phase I Environmental Site Assessment, Project Number 04-5242FZ, dated July, 2010 prepared by ENVIRON International Corporation (the “Environmental Report”), neither Borrower nor, to the best of Borrower’s knowledge, after due inquiry, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.05) at, on, under, within or about the Property except as expressly approved by Lender in writing and (ii) all operations or activities upon the Property, and any use or occupancy of the Property by Borrower are presently and shall in the future be in compliance with all Requirements of Environmental Laws (as defined in Section 6.06), (iii) Borrower will use best efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws, (iv) all operations or activities upon the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (v) Borrower does not know of, and has not received, any written or oral notice of other communication from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work pertain thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (vi) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property, and (vii) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.

Section 6.02 REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Borrower shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Borrower and approved in advance in writing by Lender (which approval shall not be unreasonably withheld, conditioned or delayed), and under the supervision of a consulting engineer, selected by Borrower and approved in advance in writing by Lender (which approval shall not be unreasonably withheld, conditioned or delayed). All reasonable costs and expenses of Remedial Work shall be paid by Borrower including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Lender’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.05 and 11.06.

Section 6.03 ENVIRONMENTAL SITE ASSESSMENT. Lender shall have the right, at any time and from time to time, to undertake, at the expense of Borrower, an environmental site assessment on the Property, including any testing that Lender may determine, in its reasonable discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Borrower shall cooperate fully with Lender and its consultants performing such assessments and tests. If such environmental site assessment and testing confirms Hazardous Materials on the Property, the cost of such environmental site assessment and testing shall be borne solely by Borrower. If the environmental site assessment and testing affirms that no Hazardous Materials are present on the Property, the cost of such environmental site assessment and testing shall be borne solely by Lender.

Section 6.04 UNSECURED OBLIGATIONS. No amounts which may become owing by Borrower to Lender under this Article VI or under any other provision of this Mortgage as a result of a breach of or violation of this Article VI shall be secured by this Mortgage. The obligations shall continue in full force and effect and any breach of this Article VI shall constitute an Event of Default. The lien of this Mortgage shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Mortgage but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Lender to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Mortgage following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

Section 6.05 HAZARDOUS MATERIALS. “Hazardous Materials” shall include without limitation:

(a) Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (Publ. L. 99-499 100 Stat. 1612) (“SARA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said law, all as amended;

(b) Those substances defined as “hazardous wastes” in [reference to applicable state statutes, if any] and in the regulations promulgated pursuant to such laws;

(c) Those chemicals known to cause cancer or reproductive toxicity, as reported or defined pursuant to the Illinois Health and Hazardous Substance Registry Act, 410 ILCS 525/1 et seq. and the Illinois Environmental Protection Act, 415 ILCS 5/1 et seq., and the regulations promulgated pursuant to such laws;

(d) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(e) Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq.; (F) flammable explosives; or (G) radioactive materials; and

(f) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

Notwithstanding the foregoing, Hazardous Materials shall expressly exclude pre-packaged supplies, cleaning materials and other janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property and in compliance with the Requirements of Environmental Laws.

Section 6.06 REQUIREMENTS OF ENVIRONMENTAL LAWS. “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

ARTICLE VII

CASUALTY, CONDEMNATION AND RESTORATION

Section 7.01 BORROWER’S REPRESENTATIONS. Borrower represents and warrants as follows:

(a) Except as expressly approved by Lender in writing, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced.

(b) No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Borrower received notice of any proposed condemnation or other similar proceeding affecting the Property.

(c) To the best of Borrower’s knowledge, there is no pending proceeding for the total or partial condemnation of the Property.

Section 7.02 RESTORATION.

(a) Borrower shall give prompt written notice of any casualty to the Property to Lender whether or not required to be insured against. The written notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Borrower covenants and agrees to commence and diligently pursue to completion the Restoration.

(b) Borrower assigns to Lender all Insurance Proceeds which Borrower is entitled to receive in connection with a casualty whether or not such insurance is required under this Mortgage. In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.02(c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, the Net Insurance Proceeds shall be applied to the Cost of Restoration in accordance with the terms of this Article. Lender shall hold and disburse the Insurance Proceeds less the cost, if any, to Lender of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.

(c) For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) any of the Leases for more than 75,000 square feet existing immediately prior to the damage, destruction condemnation or casualty shall have been cancelled, or shall contain any exercisable right to cancel as a result of the damage, destruction or casualty; (ii) the casualty or damage occurs during the last year of the term of the Loan; or (iii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence.

(d) If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Borrower shall comply with Lender’s Requirements For Restoration as set forth in Section 7.04 below. Upon Borrower’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Lender to Borrower.

(e) In the event that the conditions for Restoration set forth in this Section have not been met, Lender may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Borrower.

Section 7.03 CONDEMNATION.

(a) If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Lender shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation in excess of $500,000.00 (“Condemnation Proceeds”). At its option, Lender shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.

(b) Borrower assigns to Lender all Condemnation Proceeds which Borrower is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Borrower shall commence and diligently pursue to completion the Restoration. Lender shall hold and disburse the Condemnation Proceeds less the cost, if any, to Lender of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration.

(c) In the event the Net Condemnation Proceeds are to be used for the Restoration, Borrower shall comply with Lender’s Requirements For Restoration as set forth in Section 7.04 below. Upon Borrower’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Lender to Borrower.

(d) In the event that the conditions for Restoration set forth in this Section have not been met, Lender may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Borrower.

Section 7.04 REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in a writing signed by Lender, the following are the Requirements For Restoration:

(a) If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Borrower shall provide Lender for its review and written approval (which approval shall not be unreasonably withheld, conditioned or delayed) (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect reasonably satisfactory to Lender (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money which Lender reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor satisfactory to Lender (the “Contractor”) in a form reasonably approved by Lender in writing; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be reasonably satisfactory to Lender in form and amount and shall be signed by a surety or other entities who are acceptable to Lender.

(b) Borrower shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Borrower shall have complied with the requirements of subsection (a) of this Section 7.04. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Lender’s discretion, waived, Lender shall disburse the Restoration Funds in increments to Borrower, from time to time as the Work progresses:

(i) Architect shall be in charge of the Work.

(ii) Lender shall disburse the Restoration Funds directly or through escrow with a title company selected by Borrower and reasonably approved by Lender, upon not less than ten (10) days’ prior written notice from Borrower to Lender and Borrower’s delivery to Lender of (A) Borrower’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form satisfactory to Lender which states that (a) all of the Work completed to that date has been completed in substantial compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (c) when added to all sums previously paid by Lender, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence reasonably satisfactory to Lender that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence reasonably satisfactory to Lender that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record (subject to Borrower’s right to contest the same pursuant to the terms of Section 2.04(a) above), and (z) an endorsement to Lender’s title policy (to the extent available) insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(iii) The final Request for Payment shall be accompanied by (i) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (ii) evidence that the Restoration has been completed substantially in accordance with the Approved Plans and Specifications and all Requirements, (iii) evidence that the costs of the Restoration have been paid in full, and (iv) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property (subject to Borrower’s right to contest the same pursuant to the terms of Section 2.04(a) above), including final waivers of liens covering all of the Work and an endorsement to Lender’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(c) If (i) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration, Borrower fails to submit to Lender and receive Lender’s approval of plans and specifications or fails to deposit with Lender the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Lender, Borrower fails to commence promptly or diligently continue to completion the Restoration, or (iii) Borrower becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration (subject to Borrower’s right to contest the same pursuant to the terms of Section 2.04(a) above), or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non-fulfillment of one or more of these conditions, Lender may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Lender may reasonably determine, and at Lender’s option and in its sole discretion, Lender may declare the Secured Indebtedness immediately due and payable together with the Prepayment Fee (as such term is defined in the Note).

ARTICLE VIII

REPRESENTATIONS OF BORROWER

Section 8.01 ERISA. Borrower hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Borrower’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3 101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets”.

Section 8.02 NON-RELATIONSHIP. Neither Borrower nor any partner, director, member or stockholder of Borrower nor, to Borrower’s knowledge, any person who is a Borrower’s Constituent (as defined in Section 8.03) is (i) a director or officer of Metropolitan Life Insurance Company (“MetLife”), (ii) a parent, son or daughter of a director or officer of MetLife, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife, or (iv) a spouse of a director or officer of MetLife.

Section 8.03 NO ADVERSE CHANGE. Borrower represents and warrants that:

(a) There has been no material adverse change from the conditions shown in the application submitted for the Loan by Borrower (“Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of Borrower, the general partners, shareholders or members of Borrower or any entity which is a general partner, shareholder, beneficiary or member of Borrower, respectively as the case may be (collectively, “Borrower’s Constituents”).

(b) Borrower has delivered to Lender true and correct copies of all Borrower’s organizational documents and except as expressly approved by Lender in writing, there have been no changes in Borrower’s Constituents since the date that the Application was executed by Borrower.

(c) Neither Borrower, nor any of the Borrower’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Borrower, no such proceeding is contemplated or threatened.

(d) Borrower has received reasonably equivalent value for the granting of this Mortgage.

(e) Neither Borrower nor any of Borrower’s Constituents has been convicted of, or been indicted for a felony criminal offense.

(f) Neither Borrower nor any of Borrower’s Constituents is in default under any mortgage, deed of trust, note, loan or credit agreement.

(g) Neither Borrower nor any of Borrower’s Constituents is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Borrower’s ability to perform in accordance with the Loan Documents.

Section 8.04 FOREIGN INVESTOR. Neither Borrower nor any partner, member or stockholder of Borrower is, or will be held, by a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

Section 8.05 US PATRIOT ACT. Neither Borrower nor any partner, member or stockholder of Borrower is, and no legal or beneficial interest in a partner, member or stockholder of Borrower (but expressly excluding stockholders of KBS Real Estate Investment Trust II, Inc. from this representation) is or will be held, directly or indirectly by a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the US Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such person or entity would violate the US Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation.

The following items shall be the only items required as evidence of compliance with this Section 8.05 (collectively, the “OFAC Information”): (a) the Borrower’s organizational chart showing the names and percentage of direct or indirect ownership of an entity or person that owns, directly or indirectly, more than twenty-five percent (25%) of the Borrower (each, a “Compliance Party”); (b) for any entities, organizational structure charts and organizational documents; (c) for each Compliance Party, the legal name of applicable Compliance Party, including type of entity and place of organization; (d) the applicable Compliance Party’s tax identification number; (e) indication of whether the entity is publicly traded and if so, indication of its regulator (SEC, FINRA or Federal Reserve); (f) a description of the nature of the applicable Compliance Party’s business; (g) the applicable Compliance Party’s business address or individual personal address, as applicable (superficially excluding a P.O. box address); (h) a contact name and telephone number for the applicable Compliance Party; (i) if the applicable Compliance Party is an individual, such individual’s phone number together with a valid identification upon Lender’s request; (j) a description of the Compliance Party’s source of funds for any equity interest.

Section 8.06 SINGLE PURPOSE ENTITY. Borrower represents, warrants, and covenants with Lender that it has not and shall not: (i) engage in business other than owning and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain assets in a way difficult to segregate and identify, or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other; (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (vi) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for the benefit of creditors without the unanimous consent of its partners or members, as applicable; (vii) obtain additional loans; (viii) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets; or (ix) modify, amend or revise its organizational documents, without the prior written approval of Lender, such approval not to be unreasonably withheld, conditioned or delayed. For purposes of this Mortgage, the term “SPE” means an entity satisfying the requirements of this subsection (but for entities other than Borrower, references to the “Property” in the above requirements shall be deemed to be references to “beneficial interests in Borrower”). Borrower represents and warrants that the Property has, and will to continue to have, “single asset real estate” status as defined by Section 101(51)(B) of the United States Bankruptcy Code.

ARTICLE IX

EXCULPATION AND LIABILITY

Section 9.01 LIABILITY OF BORROWER.

(a) Upon the occurrence of an Event of Default, except as provided in this Section 9.01, Lender will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower. However, nothing contained in this Section shall limit the rights of Lender to proceed against Borrower and/or the Liable Party (but not any of their respective constituent members or partners, direct or indirect), if any, (i) to enforce any Leases entered into by Borrower or its affiliates as a tenant, (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or intentional material physical waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Borrower in violation of the Loan Documents or which, under the terms of the Loan Documents, should have been paid to Lender; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Borrower in connection with the Property or prepaid rents for a period of more than 30 days after an Event of Default; (v) to recover Rents and Profits received by Borrower after the first day of the month in which an Event of Default occurs and prior to the date Lender acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover solely from Borrower (and not any Liable Party with respect to this Section 9.01(a)(vi)) damages, costs and expenses arising from, or in connection with Article VI of this Mortgage pertaining to hazardous materials or the Indemnity Agreement; (vii) to recover all amounts due and payable pursuant to Sections 11.06 and 11.07 of this Mortgage excluding any amount expended by lender in connection with the foreclosure of this Mortgage; (viii) to recover costs and damages arising from Borrower’s failure to pay Premiums or Impositions in the event Borrower is not required to deposit such amounts with Lender pursuant to Section 2.05 hereof; and/or (ix) to recover damages arising from Borrower’s failure to comply with Section 8.01 of this Mortgage pertaining to ERISA.

(b) The limitation of liability set forth in this Section 9.01 shall not apply and the Loan to Borrower and to the Liable Party (but not their respective constituent members or partners, direct or indirect) shall be fully recourse in the event that Borrower commences a voluntary bankruptcy or insolvency proceeding or is involved in a collusive involuntary bankruptcy or insolvency proceeding which is not dismissed within 120 days of filing. In addition, this agreement shall not waive any rights which Lender would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

(c) The limitation of liability set forth in this Section 9.01 shall not apply and the Loan shall be fully recourse to Borrower and to the Liable Party (but not their respective constituent members or partners, direct or indirect) in the event there is a voluntary Transfer or voluntary Secondary Financing except as permitted in the Loan Documents or otherwise approved in writing by Lender. For purposes of this paragraph, “Transfers” shall only refer to transfers of ownership of the Property or of ownership interests in entities directly or indirectly owning the Property.

ARTICLE X

CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

Section 10.01 CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

(a) Borrower shall not cause or permit directly or indirectly: (i) the Property or any interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii) any transfer, assignment or conveyance of any interest in Borrower or in the partners, or stockholders, or members or beneficiaries of, Borrower or of any of Borrower’s Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Borrower or any of the general partners or members of Borrower, including, without limitation, any conversion of Borrower or any general partner or member of Borrower to a limited partnership, a limited liability partnership or a limited liability company (collectively, a “Transfer” or “Transfers”).

(b) The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person who is Borrower; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either.

(c) Borrower shall pay all costs and expenses, including reasonable attorneys’ fees and disbursements incurred by Lender in connection with any Transfer.

(d) Notwithstanding anything stated to the contrary herein, any transfers (or the pledge or encumbrance) of equity interests or other interests in KBS REIT Properties II, LLC, or in any of the direct or indirect owners of KBS REIT Properties II, LLC (including, without limitation, KBS Limited Partnership II, KBS REIT Holdings II, LLC or KBS Real Estate Investment Trust II, Inc.) shall not be prohibited (and shall be expressly permitted) provided that KBS Real Estate Investment Trust II, Inc. continues to own, either directly or indirectly, 100% of the ownership interests in Borrower.

Section 10.02 PROHIBITION ON SUBORDINATE FINANCING. Subject to the provisions herein, Borrower shall not incur or permit the incurring of (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or beneficial interest or other direct or indirect interest in Borrower (collectively “Secondary Financing”). Notwithstanding the foregoing, and so long as no Event of Default exists, the following transactions will not be prohibited and shall be expressly permitted:

(a) KBS REIT Properties II, LLC, KBS Limited Partnership II and KBS Real Estate Investment Trust II, Inc. shall each be permitted to execute guaranties and/or indemnity agreements for their respective subsidiaries; and

(b) KBS Limited Partnership II and KBS Real Estate Investment Trust II, Inc. shall be permitted to obtain loans from, or incur indebtedness to any third-party lender (each a “Secondary Loan”) and pledge their respective interests in KBS Limited Partnership II and KBS REIT Properties II, LLC as security for any such Secondary Loan so long as (A) neither Borrower nor Borrower’s sole member’s membership interest are pledged to secure such Secondary Loan, and (B) any default under a Secondary Loan resulting in a foreclosure of the pledged interests and a transfer of such interest to the lender of the Secondary Loan shall be deemed an Event of Default under the Loan Documents.

Section 10.03 RESTRICTIONS ON ADDITIONAL OBLIGATIONS. During the term of the Loan, Borrower shall not, without the prior written consent of Lender, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use, but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Lender on or before the Execution Date, and (v) any other single item of indebtedness or liability which does not exceed $125,000 or, when aggregated with other items or indebtedness or liability, does not exceed $500,000.

Section 10.04 STATEMENTS REGARDING OWNERSHIP. Borrower agrees to submit or cause to be submitted to Lender within forty-five (45) days after December 31st of each calendar year during the term of this Mortgage and ten (10) days after any written request by Lender, a sworn, notarized certificate, signed by an authorized (i) individual who is Borrower or one of the individuals comprising Borrower, (ii) member of Borrower, (iii) partner of Borrower or (iv) officer of Borrower, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Borrower has been made by Borrower and if so, to whom; or (z) there has been any change in the individual(s) comprising Borrower or in the partners, members, stockholders or beneficiaries of Borrower from those on the Execution Date, and if so, a description of such change or changes.

Section 10.05 ONE-TIME TRANSFER RIGHT. Lender shall consider a request from Borrower that Lender consent to a one-time sale, conveyance, or transfer of the Property or all of the member interests in Borrower to an entity or party (the “Transferee”) not otherwise expressly permitted under this Mortgage (the “Transfer Request”). Borrower’s one-time transfer right is subject to the following conditions:

(i) there being no Event of Default under the Loan Documents or the any default under the Indemnity Agreement,

(ii) Lender’s approval (in its sole and absolute discretion) of the Transferee,

(iii) the Transferee being able to make the ERISA representations set forth in the Loan Documents and the representations set forth in Sections 2.01, 8.02, 8.03, 8.04 and 8.05 hereof,

(iv) the net operating income (meaning the projected rent and other collections generated by the Property, less all projected operating expenses, including but not limited to, real estate taxes and insurance related to the Property, projected for the twelve (12) month period following the date of such Transfer Request), in Lender’s opinion, derived from the Property being no less than (A) 2.75 times the annual payments required under the Loan if such transfer occurs during the Interest Only Period (as such term is defined in the Note) of the Loan, or (B) 2.10 times the annual payments required under the Loan if such transfer occurs after the Principal and Interest Installment Date (as such term is defined in the Note),

(v) the outstanding loan to value ratio (using the principal balance of the Note as of the date of the Transfer) not exceeding fifty-five percent (55%) as determined by Lender,

(vi) Borrower’s payment of one percent (1%) of the outstanding principal balance of the Note, together with a non-refundable processing fee of $25,000.00 (collectively, the “Transfer Fee”);

(vii) the Transferee expressly assuming the Loan Documents and the Indemnity Agreement, in a manner satisfactory to the Lender, in its sole discretion, and additional Liable Party(ies), if any, acceptable to Lender shall execute (a) a Guaranty with respect to the recourse provisions of the Loan Documents, including, without limitation, those relating to environmental matters and (b) an Environmental Indemnity Agreement with respect to events arising or occurring from and after the date of the Transfer, which additional Liable Party(ies) must have (in the aggregate if more than one) a net worth approved by Lender in its sole and absolute discretion;

(viii) the Transferee or its affiliates having a net worth approved by Lender in its sole and absolute discretion,

(ix) the Transferee having specific experience in the ownership, management and leasing of properties similar to the Property;

(x) Borrower or the Transferee paying all costs and expenses incurred by the Lender in connection with the Transfer, including, without limitation, title insurance premiums, endorsements, documentation costs and reasonable attorneys’ fees,

(xi) If the Loan has been securitized, receipt by Lender of confirmation that the assumption of the Loan by the Transferee will not result in an adverse change in the rating of the Security by the applicable Rating Agency, and

(xii) Any provisions of the Loan Documents requiring Lender to provide Borrower notice of any monetary defaults shall be wholly inapplicable to the Transferee.

Borrower agrees to include in the Transfer Request evidence relating to items (i) through (x) in the preceding sentence in sufficient detail, including, without limitation, the name, net worth, background, and address of the Transferee and its principals, so as to enable Lender to determine the acceptability of the Transferee. The Transfer Fee shall be paid to Lender on the date of transfer as a condition precedent to Lender’s consent thereto. No Transfer shall release Borrower or any Liable Party from their obligations under the Loan Documents, the Indemnity Agreement, or any Guaranty, with respect to events arising or occurring prior to the date of the Transfer; provided, however that Borrower and Liable Party shall be released from their obligations under the Loan Documents and the Guaranty with respect to events arising or occurring after the date of transfer; and provided, further, that Borrower shall be released from its obligations under the Indemnity Agreement two (2) years after a transfer pursuant to this paragraph, so long as Borrower delivers to Lender at the time of transfer, and Lender has approved in its sole discretion, a satisfactory environmental site assessment. Borrower shall have the right to pay down the Loan in order to satisfy any of the financial tests set forth above, so long as such partial prepayment shall be accompanied by the applicable Prepayment Fee (as such term is defined in the Note).

Borrower shall be notified, within forty-five (45) days following Lender’s receipt of all the data Lender deems reasonably necessary to make its determination as to the acceptability of the Transferee, of whether Lender approves or disapproves of the Transferee. The failure of Lender to so notify Borrower within this time period shall be deemed a disapproval by the Lender of the Transfer to the Transferee.

ARTICLE XI

DEFAULTS AND REMEDIES

Section 11.01 EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Borrower’s covenants in this Mortgage and shall constitute a default (“Event of Default”):

(a) The failure of Borrower to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Lender or otherwise, within ten (10) days of the date of written notice of such failure from Lender to Borrower; provided, however, that Lender shall not be required to provide such notice more than one (1) time in any twelve (12) month period or two (2) times total during the term of the Loan. In the event that Lender has complied with the requirement to provide Borrower with written notice, and is no longer required to provide Borrower with such written notices of such failure as set forth in the immediately preceding sentence, then the failure of Borrower to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Lender or otherwise, within ten (10) days of the date when such amount is due shall constitute an Event of Default;

(b) The failure of Borrower to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document for a period of more than thirty (30) days after receipt of notice of such failure (or such additional time, not to exceed ninety (90) days after receipt of notice of such failure, if such failure cannot be cured within thirty (30) days provided Borrower commences to cure such failure within thirty (30) days of receipt of notice of failure and thereafter diligently works to cure the same);

(c) The filing by Borrower or the Liable Party (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within ninety (90) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;

(d) If any warranty, representation, certification, financial statement or other information made or furnished pursuant to the terms of the Loan Documents by Borrower, or by any person or entity otherwise liable under any Loan Document shall be materially false or misleading;

(e) If Borrower shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Borrower’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property; or

(f) If Liable Party shall default under the Guaranty executed by Liable Party in favor of Lender dated as of the Execution Date, and thereafter fails to cure such default within thirty (30) days after Lender’s and the Liable Party’s receipt of notice of such default from Lender.

Section 11.02 REMEDIES UPON DEFAULT. Upon the happening of an Event of Default, the Secured Indebtedness shall, at the option of Lender, become immediately due and payable, without further notice or demand, and Lender may undertake any one or more of the following remedies:

(a) Foreclosure. Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Lender may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Lender is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Lender; and/or

(b) Intentionally Omitted.

(c) Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Lender, in Lender’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and reasonable fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

(d) Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Lender shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Borrower or the Liable Party. Borrower and Liable Party shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Lender or any receiver shall not affect or cure any Event of Default.

Section 11.03 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 11.02 of this Mortgage, to the extent permitted by law, the Lender shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment

Fee (as such term is defined in the Note); and any other amounts owed under any of the Loan Documents.

Section 11.04 WAIVER OF JURY TRIAL. To the fullest extent permitted by law, Borrower and Lender HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Mortgage or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

Section 11.05 LENDER’S RIGHT TO PERFORM BORROWER’S OBLIGATIONS. Borrower agrees that, if Borrower fails to perform any act or to pay any money which Borrower is required to perform or pay under the Loan Documents (following the expiration of any applicable notice or grace period provided herein), Lender may make the payment or perform the act at the cost and expense of Borrower and in Borrower’s name or in its own name. Any money paid by Lender under this Section 11.05 shall be reimbursed to Lender in accordance with Section 11.06.

Section 11.06 LENDER REIMBURSEMENT. All payments made, or funds expended or advanced by Lender pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Borrower upon demand by Lender, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand. Borrower shall reimburse Lender within ten (10) days after receipt of written demand for such amounts.

Section 11.07 FEES AND EXPENSES. If Lender becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Borrower, the Property or the title thereto or Lender’s interest under this Mortgage, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Borrower shall reimburse Lender in accordance with Section 11.06 for all expenses, costs, charges and legal fees incurred by Lender (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.08 WAIVER OF CONSEQUENTIAL DAMAGES. Borrower covenants and agrees that in no event shall Lender be liable for consequential damages, and to the fullest extent permitted by law, Borrower expressly waives all existing and future claims that it may have against Lender for consequential damages.

ARTICLE XII

BORROWER AGREEMENTS AND FURTHER ASSURANCES

Section 12.01 PARTICIPATION AND SALE OF LOAN.

(a) Lender may sell, transfer or assign all or any portion of its interest or one or more participation interests in the Loan and the Loan Documents at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan. Lender may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities (collectively, the “Investor”) or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Secured Indebtedness and to Borrower or Liable Party and the Property, whether furnished by Borrower, Liable Party or otherwise, as Lender determines necessary or desirable.

(b) Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion (and at its sole cost and expense), shall have the right to divide the Loan into two or more tranches which may be evidenced by two or more notes, which notes may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the notes immediately following such division shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such division shall equal the interest rate which was applicable to the Loan immediately prior to such division. Borrower shall cooperate (at no cost, potential liability or expense to Borrower) with reasonable requests of Lender in order to divide the Loan and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, including, without limitation, new notes to replace the original Note, all in form and substance reasonably satisfactory to Lender, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Borrower than those contained herein and in the Note, and (y) which do not increase Borrower’s obligations hereunder or decrease Borrower’s rights under the Loan Documents. If Lender redefines the interest rate, the amount of interest payable under the modified notes, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Note at the Interest Rate. In the event Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof. Lender shall reimburse Borrower for Borrower’s reasonable and verified third-party attorney’s fees related to Borrower’s cooperation under this Section 12.01(b).

(c) Borrower will reasonably cooperate with Lender and the Rating Agencies (at no cost, potential liability or expense) in furnishing such information and providing such other assistance, reports and legal opinions as Lender may reasonably request in connection with any such transaction. In addition, Borrower acknowledges that Lender may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Lender’s possession or which Lender is entitled to receive under the Loan Documents, with respect to the Loan, Borrower, Liable Party or the Property. Borrower shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower or Liable Party as may be requested by Lender, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest. Lender shall reimburse Borrower for Borrower’s reasonable and verified third-party attorney’s fees related to Borrower’s cooperation under this Section 12.01(c).

Section 12.02 REPLACEMENT OF NOTE. Upon written notice to Borrower of the loss, theft, destruction or mutilation of the Note, Borrower will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

Section 12.03 BORROWER’S ESTOPPEL. Within ten (10) days after a written request by Lender, Borrower and any Liable Party shall furnish an acknowledged written statement in form reasonably satisfactory to Lender (i) setting forth the amount of the Secured Indebtedness, (ii) stating either that no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters or documents as Lender may reasonably request, provided that any such other documents do not cause Borrower to incur any liability, potential liability or additional cost or expense. If Borrower does not furnish an estoppel certificate within the 10-day period, Borrower appoints Lender as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable.

Section 12.04 FURTHER ASSURANCES. Borrower shall, without expense to Lender, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Lender shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Lender the Property and rights conveyed or assigned by this Mortgage or which Borrower may become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Mortgage. If Borrower fails to comply with the terms of this Section, Lender may, at Borrower’s expense, perform Borrower’s obligations for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact to do so. The appointment of Lender as attorney-in-fact is coupled with an interest.

Section 12.05 SUBROGATION. Lender shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

ARTICLE XIII

SECURITY AGREEMENT

Section 13.01 SECURITY AGREEMENT. THIS MORTGAGE CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS MORTGAGE CONSTITUTES A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE IN WHICH THE PROPERTY IS LOCATED (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, LENDER MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR LENDER MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE

WITH LENDER’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS MORTGAGE. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS MORTGAGE IS RELEASED OR SATISFIED OF RECORD.

Section 13.02 REPRESENTATIONS AND WARRANTIES. Borrower warrants, represents and covenants as follows:

(a) Borrower owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Lender in writing. Borrower will notify Lender of, and will protect, defend and indemnify Lender against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.

(b) The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Borrower’s business.

(c) Borrower will not remove the Personal Property without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Borrower with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

Section 13.03 CHARACTERIZATION OF PROPERTY. The grant of a security interest to Lender in this Mortgage shall not be construed to limit or impair the lien of this Mortgage or the rights of Lender with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 13.04 PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Lender from the effect of U.C.C. Section 9 334, as amended from time to time and as enacted in the State, in the event that Borrower intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a) Before executing any security agreement or other document evidencing or perfecting the security interest, Borrower shall obtain the prior written approval of Lender. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b) Borrower shall pay all sums and perform all obligations secured by the security agreement. A default by Borrower under the security agreement shall constitute a default under this Mortgage. If Borrower fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Lender, at its option, may pay the secured amount and Lender shall be subrogated to the rights of the holder of the purchase money security interest.

(c) Lender shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d) The provisions of subparagraphs (b) and (c) of this Section 13.04 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Mortgage in a manner satisfactory to Lender.

ARTICLE XIV

MISCELLANEOUS COVENANTS

Section 14.01 NO WAIVER. No single or partial exercise by Lender, or delay or omission in the exercise by Lender, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Lender shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

Section 14.02 NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Mortgage shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

Section 14.03 HEIRS AND ASSIGNS; TERMINOLOGY.

(a) This Mortgage applies to Lender, Liable Party and Borrower, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Borrower” shall include both the original Borrower and any subsequent owner or owners of any of the Property. The term “Liable Party” shall include both the original Liable Party and any subsequent or substituted Liable Party(ies).

(b) In this Mortgage, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Section 14.04 SEVERABILITY. If any provision of this Mortgage should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Mortgage except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Lender may, at its option, declare the Secured Indebtedness immediately due and payable.

Section 14.05 APPLICABLE LAW. This Mortgage shall be construed and enforced in accordance with the laws of the State.

Section 14.06 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Mortgage.

Section 14.07 TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Borrower’s obligations under this Mortgage and the other Loan Documents.

Section 14.08 NO MERGER. In the event that Lender should become the owner of the Property, there shall be no merger of the estate created by this Mortgage with the fee estate in the Property.

Section 14.09 NO MODIFICATIONS. This Mortgage may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Borrower and Lender.

ARTICLE XV

NON-UNIFORM COVENANTS

Section 15.01 USE OF PROCEEDS. The Borrower represents and agrees that the Secured Indebtedness is exempt from the limitation upon the amount of interest that may be charged under 815 ILCS 205/4 for one or more of the reasons set forth in such statute, and the Secured Indebtedness constitutes a business loan which comes within the purview of 815 ILCS 205/4.

Section 15.02 LIMITATION ON SECURED INDEBTEDNESS. It is expressly understood and agreed that the Secured Indebtedness will in no event exceed Six Hundred Million Dollars ($600,000,000.00).

Section 15.03 WAIVER OF HOMESTEAD AND REDEMPTION. Borrower releases and waives all rights under the homestead and exemption laws of the State of Illinois. Borrower acknowledges that the Property does not include “agricultural real estate” or “residential real estate” as those terms are defined in 735 ILCS 5/15-1201 and 5/15-1219. Pursuant to 735 ILCS 5/15-1601(b), Borrower waives any and all rights of redemption from sale under any order of foreclosure of this Mortgage or other rights of redemption which may run to Borrower or any other “Owner of Redemption”, as that term is defined in 735 ILCS 5/15-1212. Borrower waives all rights of reinstatement under 735 ILCS 5/15-1602 to the fullest extent permitted by Illinois law.

[Remainder of page intentionally left blank; signature and acknowledgment immediately follow]

IN WITNESS WHEREOF, Borrower has executed this Mortgage, or has caused this Mortgage to be executed by its duly authorized representative(s) as of the Execution Date.

KBSII 300 NORTH LASALLE, LLC,
a Delaware limited liability company

By:	KBSII REIT ACQUISITION XIV, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES II, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP II, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

STATE OF California	)
) ss
COUNTY OF Orange	)

On July 22 2010 before me, Beth P. Arata personally appeared Charles J. Schreiber, Jr., who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is~~/are~~ subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his~~/her/their~~ authorized capacity~~(ies)~~, and that by his/her/their signature~~(s)~~ on the instrument the person~~(s)~~ or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and seal.

/s/ Beth P. Arata
Signature

Printed Name:	Beth P. Arata	[Notary Seal]

- Signature Page -

EXHIBIT “A”

TO MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

PROPERTY DESCRIPTION

Land in the City of Chicago, County of Cook, State of Illinois described as:

PARCEL 1:

LOT 1, (EXCEPT THE EAST 20 FEET THEREOF CONVEYED TO THE CITY OF CHICAGO FOR THE WIDENING OF NORTH LASALLE STREET); ALL OF LOT 2, AND THE EAST 79 FEET 1-1/2 INCHES OF LOT 3 (EXCEPT THE NORTH 11.00 FEET OF SAID LOTS) IN BLOCK 4 IN ORIGINAL TOWN OF CHICAGO IN SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

THAT PIECE OR PARCEL OF LAND, LYING SOUTH OF AND ADJACENT TO LOTS 1, 2, AND THE EAST 79 FEET 1-1/2 INCHES OF LOT 3, AS SAID LOTS ARE SHOWN ON THE PLAT OF THE ORIGINAL TOWN OF CHICAGO, RECORDED MAY 29, 1837, IN BOOK “H” OF PLATS, PAGE 298; AND SOUTH OF THE NORTH LINE OF OLD NORTH WATER STREET, AS LOCATED ON SAID PLAT; WEST OF THE WEST LINE OF THE EAST 20 FEET OF LOT 1 EXTENDED SOUTH, TO THE NORTH DOCK LINE OF THE CHICAGO RIVER, SAID LINE BEING THE WEST LINE OF NORTH LASALLE STREET, AS WIDENED, EAST OF A LINE DRAWN 79 FEET 1-1/2 INCHES, WEST OF AND PARALLEL WITH THE EAST LINE OF SAID LOT 3, EXTENDED AND NORTH OF THE DOCK LINE ON THE NORTH SIDE OF THE CHICAGO RIVER IN THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 3:

THAT PART OF THE FOLLOWING DESCRIBED PROPERTY LYING ABOVE A HORIZONTAL PLANE 22.6 FEET ABOVE CHICAGO CITY DATUM AND DESCRIBED AS FOLLOWS:

(A) THE NORTH 11 FEET OF THE FOLLOWING LAND:

LOT 1 (EXCEPT THE EAST 20 FEET THEREOF), ALL OF LOT 2, AND THE EAST 79 FEET 1-1/2

INCHES OF LOT 3 IN BLOCK 4 IN ORIGINAL TOWN OF CHICAGO

AND

Exhibit A – Page 1

(B) THAT PART OF THE ORIGINAL 18-FOOT PUBLIC ALLEY (NOW FALLING IN THE CENTER OF CARROLL AVENUE), AS SHOWN ON THE PLAT OF THE ORIGINAL TOWN OF CHICAGO, WHICH LIES NORTH OF AND ADJOINING SAID LOTS.

PARCEL 4:

RIGHT TO USE THE WESTERLY 5 FEET OF THE PRIVATE ALLEY AS CREATED BY AGREEMENT BETWEEN MATTHEW LAFLIN, AND OTHERS AND WESTERN WAREHOUSING COMPANY DATED NOVEMBER 18, 1886 AND RECORDED DECEMBER 4, 1886 AS DOCUMENT NUMBER 778847, OVER A STRIP OF LAND EXTENDING FROM WEST CARROLL AVENUE SOUTH TO A POINT 20 FEET FROM THE RIVER FRONT.

Common Property Address: 300 North LaSalle Street, Chicago, IL

PINs:	17-09-405-004-0000
17-09-405-008-0000

Exhibit A – Page 2

EXHIBIT “B”

TO MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

LEASING GUIDELINES

“Leasing Guidelines” shall mean the leasing guidelines for the Property set forth below or as may be modified in the future at the request of Borrower and with the written approval of Lender. The following are the initial Leasing Guidelines:

(a) All Leases shall be on the standard form of lease approved by Lender in writing and contain only such changes as are not materially adverse to Borrower or Lender;

(b) All Leases shall have an initial term of at least 3 years but not more than 10 years;

(c) None of the Leases shall be for more than 50,000 square feet of net leasable area;

(d) All Leases shall have an annual minimum net rent payable of at least $25.50 per square foot for floors 1-23, $26.50 per square foot for floors 24-40 and $27.50 per square foot for floors 41-58; each with not less than $0.50 per square foot per annum escalations.

(e) No Leases shall be entered into if there is an Event of Default under any of the Loan Documents;

(f) All payments of rent, additional rent or any other amounts due from a tenant to a landlord under any Lease shall be made in money of the United States of America that at the time of payment shall be legal tender for the payment of all obligations; and

(g) Borrower shall not, without Lender’s prior written consent (not to be unreasonably withheld:

(i) Cancel or terminate any Leases exceeding 50,000 square feet of net leaseable area except in the case of a tenant default unless Borrower has entered into new Leases covering all of the premises of the Leases being terminated or surrendered;

(ii) Modify or amend any Lease in excess of 50,000 square feet in any material way, or reduce rent for any Lease in excess of 50,000 square feet; or

(iii) Unless tenants remain liable under Leases, consent to an assignment of the tenant’s interest or to a subletting of the demised premises under any Lease exceeding 50,000 square feet of net leaseable area, unless, pursuant to the terms of any such Lease, Borrower is obligated to provide such consent based upon terms existing under (1) Leases as of the Execution Date of the Mortgage, (2) Leases which do not require Lender’s consent, or (3) Leases that are otherwise approved by Lender from time to time; or

(iv) Accept payment of advance rents or security deposits in an amount in excess of one month’s rent; or

(v) Grant any options to purchase the Property; or

Exhibit B – Page 1

(vi) Agree to any lease provision obligating the landlord to indemnify the tenant for any environmental issues.

Exhibit A – Page 2